POWER OF ATTORNEY

The undersigned hereby appoints each of Robert L. Davis and Teresa Hinson, individually, as their true and lawful attorney-in-fact for the following purposes:

1) to file for and on behalf of the undersigned, in the undersigned's capacity as an Officer and or Director of First Financial Holdings, Inc. (the Company), the SEC's Form ID to obtain Edgar filing codes in addition to Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

2) to do and perform any and all acts for an on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3) to take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to the
attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorneys-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the
attorneys-in-fact, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in
full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to their holdings of and transactions in securities issued by the Company, unless earlier revoked in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, this Power of Attorney is executed as of this 27th day of September 2012.

Signature: Thomas J. Johnson

Name: Thomas J. Johnson
Title: Director